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                                                                       Exhibit 5



                                 August 6, 1999



Science Applications
  International Corporation
10260 Campus Point Drive
San Diego, CA  92121


Gentlemen:

         I am the Senior Vice President and General Counsel of Science Applications International Corporation (the "Company"). As such, I have acted as your counsel in connection with the Prospectus of the Company covering the offer and sale by the Company of up to 20,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") (the shares of Class A Common Stock being offered by the Company are hereinafter referred to as the "Shares"), which may be offered and sold by the Company in connection with the Company's acquisition, from time to time, of various businesses or business operations. The shares are being offered pursuant to a Prospectus which constitutes a part of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on August 6, 1999 under the Securities Act of 1933, as amended (the "Securities Act").

         On July 9, 1999 at the Company's Annual Meeting of Stockholders, the stockholders approved amendments to our certificate of incorporation, including
(1) increase the number of authorized shares of Class A Common Stock to 1,000,000,000 shares, (2) split each outstanding share of Class A Common Stock into four shares, and (3) increase the voting and other rights of the Class B Common Stock to maintain parity with the Class A Common Stock. The amendments will become effective when the Company files a restated certificate of incorporation with the Secretary of State of the State of Delaware (the "Restated Certificate"). The Restated Certificate is expected to be filed on or about August 31, 1999. All the information and opinions contained in this letter relating to the Shares are based upon the assumption that the Restated Certificate has been filed and that the amendments are in effect.

         I am generally familiar with the affairs of the Company. In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company as currently in effect and the form of Restated Certificate, (iii) resolutions adopted by the Board of Directors and the Operating Committee thereof relating to the filing of the Registration Statement and the issuance of the Shares thereunder, and (iv) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.



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         Based upon and subject to the foregoing, I am of the opinion that the
Shares that are being offered and sold by the Company have been duly authorized for issuance and when certificates therefor have been duly executed, delivered and paid for, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of my name in the Registration Statement under the caption "Legal Opinion" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                        Very truly yours,



                                        /s/Douglas E. Scott
                                        -----------------------------------
                                        Douglas E. Scott
                                        Senior Vice President
                                        and General Counsel